IMAX CORPORATION
EXHIBIT 4.1
NINTH SUPPLEMENTAL INDENTURE
     Ninth Supplemental Indenture (this “Ninth Supplemental Indenture”), dated as of 12:01 p.m. April 16, 2007 (the “Effective Time”) among IMAX Corporation, a corporation incorporated under the federal laws of Canada (the “Company”), the Guarantors named in the Indenture referred to below (the “Existing Guarantors”), the First Supplemental Guarantors named in the Supplemental Indenture referred to below, the Second Supplemental Guarantor named in the Second Supplemental Indenture referred to below, the Fourth Supplemental Guarantors named in the Fourth Supplemental Indenture referred to below, the Fifth Supplemental Guarantor named in the Fifth Supplemental Indenture referred to below, the Sixth Supplemental Guarantor named in the Sixth Supplemental Indenture referred to below, the Seventh Supplemental Guarantor named in the Seventh Supplemental Indenture referred to below, the Eighth Supplemental Guarantor named in the Eighth Supplemental Indenture referred to below and U.S. Bank National Association, as trustee under the Indenture referred to below (the “Trustee”).
W I T N E S S E T H
     WHEREAS, the Company and the Existing Guarantors have heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of December 4, 2003, as amended by the First Supplemental Indenture dated as of April 1, 2004 among the Company, the Existing Guarantors, 3D Sea II Ltd. and Taurus-Littrow Productions Inc. (the “First Supplemental Guarantors”) and the Trustee (the “First Supplemental Indenture”), as further amended by the Second Supplemental Indenture dated as of July 14, 2004 among the Company, the Existing Guarantors, the First Supplemental Guarantors and Big Engine Films Inc. (the “Second Supplemental Guarantor”) and the Trustee (the “Second Supplemental Indenture”), as further amended by the Third Supplemental Indenture dated as of February 2, 2005 among the Company, the Existing Guarantors, the First Supplemental Guarantors, the Second Supplemental Guarantor and Automation Productions Ltd. (the “Third Supplemental Guarantor”) and the Trustee (the “Third Supplemental Indenture”), as further amended by the Fourth Supplemental Indenture dated as of April 10, 2006 among the Company, the Existing Guarantors, the First Supplemental Guarantors, the Second Supplemental Guarantor, Conversion Films Ltd., Feathered Films Ltd. and Great Ant Productions Ltd. (the “Fourth Supplemental Guarantors”) and the Trustee (the “Fourth Supplemental Indenture”), as further amended by the Fifth Supplemental Indenture dated as of June 19, 2006 among the Company, the Existing Guarantors, the First Supplemental Guarantors, the Second Supplemental Guarantor, the Fourth Supplemental Guarantors, Acorn Rain Productions Ltd. (the “Fifth Supplemental Guarantor”) and the Trustee (the “Fifth Supplemental Indenture”), as further amended by the Sixth Supplemental Indenture dated as of November 9, 2006 among the Company, the Existing Guarantors, the First Supplemental Guarantors, the Second Supplemental Guarantor, the Fourth Supplemental Guarantors, the Fifth Supplemental Guarantor, Walking Bones Pictures Ltd. (the “Sixth Supplemental Guarantor”) and the Trustee (the “Sixth Supplemental Indenture”), as further amended by the Seventh Supplemental Indenture dated as of January 29, 2007 among the Company, the Existing Guarantors, the First Supplemental Guarantors, the Second Supplemental Guarantor, the Fourth Supplemental Guarantors, the Fifth Supplemental Guarantor, the Sixth Supplemental Guarantor, Raining Arrows Productions Ltd. (the “Seventh Supplemental Guarantor”) and the Trustee (the “Seventh Supplemental Indenture”), and as further amended by the Eighth Supplemental Indenture dated as of March 26, 2007 among the Company, the Existing Guarantors, the First Supplemental Guarantors, the Second Supplemental Guarantor, the Fourth Supplemental Guarantors, the Fifth Supplemental Guarantor, the Sixth Supplemental Guarantor, the Seventh Supplemental Guarantor, Coral Sea Films Ltd. (the “Eighth Supplemental Guarantor”) and the Trustee (the “Eighth Supplemental Indenture”) providing for the issuance of 9⅝% Senior Notes due 2010 (the “Securities”);

     WHEREAS, IMAX Sandde Animation, one of the Existing Guarantors, was dissolved on February 8, 2005, and the Third Supplemental Guarantor was dissolved on December 31, 2005 and each are therefore no longer Guarantors.
     WHEREAS, Section 902 of the Indenture provides that, with the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities, the Company and the Trustee may, subject to certain enumerated exceptions, enter into an indenture supplemental to the Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the Holders under the Indenture;
     WHEREAS, Section 513 of the Indenture provides that prior to the declaration of acceleration of the maturity of the Securities, the Holders of a majority in aggregate principal amount of the Outstanding Securities may waive on behalf of all Holders any default, except with respect to certain enumerated defaults, and upon any such waiver, such default shall cease to exist and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of the Indenture;
     WHEREAS, pursuant to the Company’s Consent Solicitation Statement dated April 3, 2007 and the accompanying Consent Form, the Company has obtained the written consent of the Holders of not less than a majority in principal amount of the Outstanding Securities to the amendments to the Indenture and to the waiver of Defaults and Events of Default under the Indenture as set forth herein.
     WHEREAS, the Board of Directors of the Company has by Board Resolution dated April 13, 2007 authorized the execution and delivery of this Ninth Supplemental Indenture;
     WHEREAS, pursuant to Section 902 of the Indenture, the Trustee is authorized to execute and deliver this Ninth Supplemental Indenture.
     NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Securities as follows:
ARTICLE 1
AMENDMENTS TO THE INDENTURE
     1.     Amendment to Section 101.   Section 101 of the Indenture is hereby amended by inserting the following terms:
     “Covenant Reversion Date” means 5:30 p.m., New York City time, on (1) May 31, 2007 or (2) if the Company elects to extend such date by giving notice of such extension to Holders of Outstanding Securities prior to May 31, 2007 in the manner set forth in Section 106, June 30, 2007; provided that the Company shall promptly pay the Additional Consent Fee (as defined in the Solicitation Documents) in accordance with the Solicitation Documents.
     “Solicitation Documents” means the Consent Solicitation Statement dated as of April 3, 2007 and the related Consent Form.”
     2.     Amendment to Section 501.   Section 501 of the Indenture is hereby amended by inserting the following sentence at the end of such Section:

     “Notwithstanding any of the foregoing, any failure of the Company to comply with Section 1019 of this Indenture or §314 of the Trust Indenture Act during the period beginning on March 30, 2007 and ending on the Covenant Reversion Date shall not constitute a failure to comply with Section 1019 or otherwise constitute a Default or be the basis of an Event of Default.”
ARTICLE 2
WAIVER
     1.     Waiver.   Any past Default or Event of Default arising from the Company’s failure to comply with Section 1019 of the Indenture is hereby waived in accordance with Section 513 of the Indenture.
ARTICLE 3
EFFECTIVENESS
     1.     Effectiveness.   This Ninth Supplemental Indenture is effective as of the Effective Time.
ARTICLE 4
MISCELLANEOUS
Capitalized Terms.   Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
Indenture Ratified.   Except as otherwise provided herein, the Indenture is in all respects ratified and confirmed, and all of the terms, provisions and conditions thereof shall be and remain in full force and effect.
Successors and Assigns.   All covenants and agreements in this Ninth Supplemental Indenture by the Company and the Trustee shall bind its successors and assigns, whether so expressed or not.
Separability Clause.   In case any provision in this Ninth Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
Benefits of Indenture.   Nothing in this Ninth Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Holders of Securities, any benefit or any legal or equitable right, remedy or claim under this Indenture.
NEW YORK LAW TO GOVERN.   THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS NINTH SUPPLEMENTAL INDENTURE.
Counterparts.   The parties may sign any number of copies of this Ninth Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
Effect of Headings.   The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Ninth Supplemental Indenture to be duly executed and attested, all as of the date first above written.

IMAX Corporation
By:	/s/ G. Mary Ruby
	Name:	G. Mary Ruby
	Title:	Sr. Vice President, Legal Affairs, Deputy General Counsel and Corporate Secretary

By:	/s/ Edward MacNeil
	Name:	Edward MacNeil
	Title:	Chief Financial Officer

Existing Guarantors:

David Keighley Productions 70MM Inc.
IMAX II U.S.A. Inc.
IMAX Chicago Theatre LLC
     By its Managing Member
     IMAX Theatre Holding (California I) Co.
IMAX Minnesota Holding Co.
IMAX Rhode Island Limited Partnership
     By its General Partner
     IMAX Providence General Partner Co.
IMAX Scribe Inc.
IMAX Space Ltd.
IMAX Theatre Holding Co.
IMAX Theatre Holdings (OEI) Inc.
IMAX Theatre Management Company
IMAX Theatre Services Ltd.
IMAX U.S.A. Inc.
Miami Theatre LLC
     By its Managing Member
     IMAX Theatre Holding (California I) Co.
Nyack Theatre LLC
     By its Managing Member
     IMAX Theatre Holding (Nyack I) Co.
Parker Pictures Ltd.
Ridefilm Corporation
Sacramento Theatre LLC
     By its Managing Member
     IMAX Theatre Holding (California I) Co.
Sonics Associates, Inc.
Starboard Theatres Ltd.
Tantus Films Ltd.

1329507 Ontario Inc.
924689 Ontario Inc.
IMAX (Titanica) Ltd.
IMAX (Titanic) Inc.
IMAX Music Ltd.
IMAX Film Holding Co.
IMAX Indianapolis LLC
IMAX Providence General Partner Co.
IMAX Providence Limited Partner Co.
IMAX Theatre Holding (California I) Co.
IMAX Theatre Holding (California II) Co.
IMAX Theatre Holding (Nyack I) Co.
IMAX Theatre Holding (Nyack II) Co.
IMAX Theatre Management (Scottsdale), Inc.
Strategic Sponsorship Corporation
Tantus II Films Ltd.
RPM Pictures Ltd.

By:	/s/ G. Mary Ruby
	Name:	G. Mary Ruby
	Title:	Secretary

By:	/s/ Edward MacNeil
	Name:	Edward MacNeil
	Title:	Vice President

First Supplemental Guarantors: Taurus-Littrow Productions Inc. 3D Sea II Ltd.
By:	/s/ G. Mary Ruby
	Name:	G. Mary Ruby
	Title:	Secretary

By:	/s/ Edward MacNeil
	Name:	Edward MacNeil
	Title:	Vice President

Second Supplemental Guarantor: Big Engine Films Inc.
By:	/s/ G. Mary Ruby
	Name:	G. Mary Ruby
	Title:	Secretary

By:	/s/ Edward MacNeil
	Name:	Edward MacNeil
	Title:	Vice President

Fourth Supplemental Guarantors: Conversion Films Ltd. Feathered Films Ltd. Great Ant Productions Ltd.
By:	/s/ G. Mary Ruby
	Name:	G. Mary Ruby
	Title:	Secretary

By:	/s/ Edward MacNeil
	Name:	Edward MacNeil
	Title:	Vice President

Fifth Supplemental Guarantor: Acorn Rain Productions Ltd.
By:	/s/ G. Mary Ruby
	Name:	G. Mary Ruby
	Title:	Secretary

By:	/s/ Edward MacNeil
	Name:	Edward MacNeil
	Title:	Vice President

Sixth Supplemental Guarantor: Walking Bones Pictures Ltd.
By:	/s/ G. Mary Ruby
	Name:	G. Mary Ruby
	Title:	Secretary

By:	/s/ Edward MacNeil
	Name:	Edward MacNeil
	Title:	Vice President, Finance

Seventh Supplemental Guarantor: Raining Arrows Productions Ltd.
By:	/s/ G. Mary Ruby
	Name:	G. Mary Ruby
	Title:	Secretary

By:	/s/ Edward MacNeil
	Name:	Edward MacNeil
	Title:	Vice President, Finance

Eighth Supplemental Guarantor: Coral Sea Films Ltd.
By:	/s/ G. Mary Ruby
	Name:	G. Mary Ruby
	Title:	Secretary

By:	/s/ Edward MacNeil
	Name:	Edward MacNeil
	Title:	Vice President, Finance

Trustee: U.S. Bank National Association, As Trustee
By:	/s/ Raymond S. Haverstock
	Name:	Raymond S. Haverstock
	Title:	Vice President